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                                                                     EXHIBIT 3.4

                         SEVENTH AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                      METAWAVE COMMUNICATIONS CORPORATION

     The undersigned, Robert H. Hunsberger and Kathy Surace-Smith, hereby certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of Metawave Communications Corporation, a Delaware corporation.

     2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on July 7, 1995.

     3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

                                  "ARTICLE I

     The name of this corporation is Metawave Communications Corporation (the "Corporation").

                                  ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

     (A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is One Hundred Sixty Million (160,000,000) shares, each with a par value of $0.0001 per share. One Hundred Fifty Million (150,000,000) shares shall be Common Stock and Ten Million (10,000,000) shares shall be Preferred Stock.

     (B) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the state of Delaware and within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted

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to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V

     The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by at least 66 2/3% of the Board of Directors.

                                  ARTICLE VI

     All directors shall be elected at each annual meeting of stockholders or any special meeting in lieu thereof to hold office until the next annual meeting or special meeting in lieu thereof. Notwithstanding the foregoing provisions of this Article VI, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

     Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Subject to the rights of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. Any director, or the entire Board of Directors, may be removed from office, with or without cause, by the holders of a majority of the Voting Stock.

                                  ARTICLE VII

     In the election of directors, each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

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                                 ARTICLE VIII

     No action shall be taken by the stockholders of the Corporation other than at an annual or special meeting of the stockholders, upon due notice and in accordance with the provisions of the Corporation's bylaws.

                                  ARTICLE IX

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE X

     The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation. In addition to any requirements of law and any other provisions hereof (and notwithstanding the fact that approval by a lesser vote may be permitted by law or any other provision hereof), the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of stock of all classes and all series of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal, or adopt any provision inconsistent with, this Article X or Article V hereof.

                                  ARTICLE XI

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE XII

     The Corporation shall have perpetual existence.

                                 ARTICLE XIII

     (A) To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

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     (B)  Any repeal or modification of the foregoing provisions of this Article
XIII shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

                                  ARTICLE XIV

     (A) To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) though bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

     (B)  Any repeal or modification of any of the foregoing provisions of this
Article XIV shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification."

                                  *    *    *

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     The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     Executed at Redmond, Washington, on __________ __, 2000.





                                        ----------------------------------------
                                        Robert H. Hunsberger, President




                                        ---------------------------------------
                                        Kathy Surace-Smith, Secretary